Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into by and between Zevia PBC, a Delaware public benefit corporation (the “Company”), and William D. Beech (“Employee”). Employee and the Company are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Employee’s employment with the Company terminated effective as of May 6, 2022 (such actual date of termination, the “Separation Date”);

WHEREAS, as of the Separation Date, the following equity awards of the Company remain outstanding: (i) options to purchase [26,778] shares of Class A common stock of the Company (the “Options”) pursuant to those certain Unit Option Agreements dated May 9, 2018 and July 17, 2020 and the Zevia LLC 2011 Unit Incentive Plan (collectively, the “Option Agreements”) and (ii) [75,000] vested restricted stock units pursuant to that certain Notice of Restricted Class C Common Unit Award and Restricted Class C Common Unit Agreement dated March 17, 2021 and the Zevia 2020 Incentive Plan (collectively, together with the Option Agreements, the “Award Agreements”);

WHEREAS, reference is made to that certain Employment, Confidential Information, and Invention Assignment Agreement between Employee and the Company, dated May 14, 2020 (the “Confidentiality Agreement”); and

WHEREAS, the Company wishes to provide Employee with certain severance payments and benefits, which are conditioned upon Employee’s execution, delivery, non-revocation of and compliance with this Agreement.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the Parties hereby agree as follows:

1.
Separation from Employment.
(a)
The Company and Employee acknowledge and agree that Employee’s employment with the Company ended as of the Separation Date. As of the Separation Date, Employee is no longer employed by the Company or any other Company Party (as defined below), and Employee is deemed to have automatically resigned (i) as an officer of the Company and its affiliates (as applicable) and (ii) from the board of managers, board of directors or similar governing body of each of the Company and its affiliates (as applicable) and any other corporation, limited liability company, trade organization, or other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Employee serves as the designee or other representative of the Company or any of its affiliates.
(b)
Employee acknowledges and agrees that Employee has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Employee has been owed by each Company Party. Employee further acknowledges and agrees that Employee has received all leaves (paid and unpaid) that Employee has been entitled to receive from each Company Party.
2.
Separation Payments and Benefits. Provided that Employee: (x) executes this Agreement and returns a copy of this Agreement that has been executed by Employee to the Company so that it is received by Soley Van Lokeren, Senior Vice President, People, 15821 Ventura Blvd., Suite 145, Encino, California 91436 (email: soley@zevia.com) no later than 5:00 pm PT on May 27, 2022; (y) does not revoke this Agreement during the Release Revocation Period (as defined below); and (z) remains in compliance with the other terms and conditions set forth in this Agreement (including under Section 5), Employee shall receive the following separation payments and benefits:
(a)
aggregate severance payments in an amount equal to $280,000.00 payable in equal installments in accordance with the Company’s normal payroll practices for the 12 months following the expiration of the Release Revocation Period; and
(b)
subject to Employee’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and subject to Employee’s copayment of premium amounts at the active employees’ rate, reimbursement for the amount of the remainder of the premiums for Employee’s and Employee’s covered dependents’ participation in the Company’s group health plans pursuant to COBRA for a period ending on the earliest of (A) the first anniversary of the Separation Date, (B) Employee first becoming eligible after the Employee’s COBRA election for other employer-sponsored group health benefits or Medicare, and (C) the expiration of Employee’s rights under COBRA. Employee agrees to promptly notify the Company in the event that Employee first becomes eligible for other employer-sponsored group health benefits or Medicare after the date of Employee’s COBRA election.

Employee acknowledges and agrees that the consideration referenced in this Section 2 represents the entirety of the amounts Employee is eligible to receive as severance pay and benefits from the Company or any other Company Party. Employee further acknowledges that as of the Separation Date, Employee automatically forfeited all then unvested Options, and such awards shall terminate automatically and without any further action by the Company and at no cost to the Company.

3.
Release of Liability for Claims.
(a)
For good and valuable consideration, including the consideration set forth in Section 2 (and any portion thereof), Employee knowingly and voluntarily (for Employee, Employee’s family, and Employee’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company, Zevia LLC (together with the Company, the “Zevia Affiliated Entities”) and their respective affiliates, predecessors, successors, subsidiaries and benefit plans, and the foregoing entities’ respective equity-holders, officers, directors, managers, members, partners, employees, agents, representatives, and other affiliated persons, and the Company’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (collectively, the “Company Parties”), from liability for, and Employee hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s ownership of any interest in any Company Party, Employee’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Employee executes this Agreement, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) California’s Fair Employment and Housing Act, the California Pregnancy Disability Leave law, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission and the California Business and Professionals Code; (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any and all rights, benefits or claims Employee may have under any employment contract, incentive compensation plan or equity-based plan with any Company Party [or to any ownership interest in any Company Party] (other than any rights under the Award Agreements); and (iv) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for any consideration received by Employee pursuant to Section 2, any and all potential claims of this nature that Employee may have against any of the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)
Section 1542 of the Civil Code of the State of California (“Section 1542”) provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Released Claims. Employee acknowledges that Employee understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

(c)
For the avoidance of doubt, nothing in this Agreement releases Employee’s rights to receive payments or benefits pursuant to Section 2. Further, in no event shall the Released Claims include (i) any claim that arises after the date that Employee signs this Agreement; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; and (iii) any claim for breach of, or otherwise arising out of, this Agreement. Further notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Employee from filing a charge or complaint with, or cooperating in any investigation with, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other governmental agency, entity or authority (each, a “Government Agency”). This Agreement does not limit Employee’s right to receive an award for information provided to a Government Agency.
4.
Representations and Warranties Regarding Claims. Employee represents and warrants that Employee has not made any assignment, sale, delivery, transfer or conveyance of any rights Employee has asserted or may have against any of the Company Parties with respect to any Released Claim.
5.
Restrictive Covenants.
(a)
Employee acknowledges and agrees that Employee has continuing obligations to the Company and its affiliates pursuant to the Confidentiality Agreement, including obligations relating to confidentiality, intellectual property and non-solicitation (collectively, the “Covenants”). In entering into this Agreement, Employee acknowledges the continued effectiveness and enforceability of the Covenants, and Employee expressly reaffirms Employee’s commitment to abide by, and agrees that Employee will abide by, the terms of the Covenants.
(b)
In consideration of the mutual covenants in this Section 5(b), Employee shall refrain from making (or causing or assisting any other person or entity to make) any oral or written statements about the Company and any Company Party that (i) are slanderous, libelous, disparaging or defamatory or (ii) place the Company, any Company Party or any of their respective directors, officers, managers, members, employees, consultants, agents or representatives in a false light before the public; and the Company shall instruct members of the Board of Directors of the Company and the Company’s officers and human resources personnel to refrain from making (or causing or assisting any other person or entity to make) any oral or written statements about Employee that (A) are slanderous, libelous, disparaging or defamatory or (B) place Employee in a false light before the public. Nothing in this Agreement or the Confidentiality Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
(c)
Employee agrees that this Agreement is confidential and agrees not to disclose any information regarding the terms of this Agreement, except to Employee’s immediate family and any tax, legal or other counsel Employee has consulted regarding the meaning or effect hereof or as required by law, and Employee will instruct each of the foregoing not to disclose the same to anyone; provided that to the extent that the terms of this Agreement are disclosed by the Company in a public filing, this Section 5(c) shall no longer restrict Employee to the extent of such disclosed terms.
6.
Covenant to Cooperate in Legal Proceedings. Employee agrees to reasonably cooperate with the Zevia Affiliated Entities in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. Employee understands and agrees that Employee’s cooperation may include, but not be limited to, making Employee available to the Zevia Affiliated Entities upon reasonable notice for interviews and factual investigations; appearing at the Zevia Affiliated Entities’ request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Zevia Affiliated Entities pertinent information received by Employee in Employee’s capacity as an employee; and turning over to the Zevia Affiliated Entities all relevant documents which are or may come into Employee’s possession in Employee’s capacity as an employee or otherwise, all at times and on schedules that are reasonably consistent with Employee’s other permitted activities and commitments. The Company shall promptly reimburse Employee for all expenses reasonably incurred by Employee arising out of or relating to Employee’s compliance with the provisions of this Section.
7.
Employee’s Acknowledgements. By executing and delivering this Agreement, Employee expressly acknowledges that:
(a)
Employee has been given at least 21 days to review and consider this Agreement. If Employee signs this Agreement before the expiration of 21 days after Employee’s receipt of this Agreement, Employee has knowingly and voluntarily waived any longer consideration period than the one provided to Employee. No changes (whether material or immaterial) to this Agreement shall restart the running of this 21-day period;
(b)
Employee is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Employee is already entitled;
(c)
Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice and that Employee has had an adequate opportunity to do so prior to executing this Agreement;
(d)
Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated herein; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms of this Agreement;
(e)
The only matters relied upon by Employee in causing Employee to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and
(f)
No Company Party has provided any tax or legal advice regarding this Agreement, and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.
8.
Revocation Right. Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the Signing Date (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Employee and must be delivered personally or by courier to the Company so that it is received by Soley Van Lokeren, Senior Vice President, People, 15821 Ventura Blvd., Suite 145, Encino, California 91436 (email: soley@zevia.com) no later than 11:59 pm PT on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 3 will be of no force or effect, Employee will not receive the payments or benefits set forth in Section 2, and the remainder of this Agreement will remain in full force and effect.
9.
Return of Property. Other than with respect to property specifically authorized by the Company as an exclusion from this Section 9, Employee represents and warrants that Employee has returned to the Company all property belonging to the Company or any other Company Party, including all computer files, electronically stored information, computers and other materials and items provided to Employee by the Company or any other Company Party in the course of Employee’s employment and Employee further represents and warrants that Employee has not maintained a copy of any such materials or items in any form.
10.
Governing Law; Arbitration. This Agreement and its performance will be construed and interpreted in accordance with the laws of the State of California, without regard to principles of conflicts of law that would apply the substantive law of any other jurisdiction. For the avoidance of doubt, the arbitration and equitable relief provisions of that certain Mutual Arbitration Agreement entered into by and between the Company and Employee, dated May 14, 2020, shall apply to any dispute arising under this Agreement.
11.
Counterparts. This Agreement may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement.
12.
Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by both Parties. This Agreement and the Award Agreements constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Employee and any Company Party with regard to the subject matter hereof.
13.
Third-Party Beneficiaries. Employee expressly acknowledges and agrees that each Company Party that is not a party to this Agreement shall be a third-party beneficiary of Sections 3, 5, 6 and 9 and entitled to enforce such provisions as if it were a party hereto.
14.
Further Assurances. Employee shall, and shall cause Employee’s affiliates, representatives and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.

15.
Severability. Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
16.
Interpretation. The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
17.
No Assignment. No right to receive payments and benefits under this Agreement shall be subject to set off, offset, anticipation, commutation, alienation, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law.
18.
Withholdings; Deductions. The Company may withhold and deduct from any payments or benefits made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any deductions consented to in writing by Employee.
19.
Section 409A. This Agreement and the benefits provided hereunder are intended to be exempt from, or compliant with, the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and other guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent. Each installment payment under this Agreement shall be deemed and treated as a separate payment for purposes of Section 409A. The Company has determined that Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of the Separation Date. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

Exhibit 10.1

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

EMPLOYEE

/s/ William D. Beech

William D. Beech

ZEVIA PBC

By: /s/ Soley Van Lokeren

Name: Soley Van Lokeren

Title: Sr. VP, People

Signature Page to

Separation Agreement

and General Release of Claims